UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2018

The Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51018

Delaware	23-3016517
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

409 Silverside Road
Wilmington, DE 19809
(Address of principal executive offices, including zip code)

302-385-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

[  ]  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 7.01. Regulation FD Disclosure.

The Bancorp, Inc. (the "Company"), will make available and distribute to analysts and prospective investors a slide presentation. The presentation materials include information regarding the Company's operating and growth strategies and financial performance. The presentation materials will also be posted to the Company's website. Pursuant to Regulation FD, the presentation materials are attached hereto as Exhibit 99.1.

This information, including the exhibit hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. This information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 8.01. Other Events

On June 28, 2018 the Company sold the note for the largest loan in its discontinued loan portfolio and received $35.0 million cash compared to a $36.9 million recorded fair value. There will be no financing provided by the Company. As a result of the sale, a $1.9 million loss will be reflected in discontinued operations in the Company’s second quarter financial statements.  The fair value had been based upon a first quarter 2018 appraisal of related collateral which consisted of a Florida hotel under construction and a parking lot. The appraisal indicated an 80% loan to value and the loan also had personal guarantees of certain of the principals. While other dispositions of the loan may have resulted in full recovery of principal, those dispositions would have required considerable additional time. Company management believed that it was prudent to eliminate this credit exposure at the above discount to par.  The above transaction will reduce the $195 million of commercial loan exposure in discontinued operations at March 31, 2018 by approximately 19%.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "trend," "will," "continue," "expect," "intend," "anticipate," "estimate," "believe," "look forward" or other similar words or terms. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. Factors that can affect future results include, but are not limited to, those discussed under the heading "Risk Factors" and "Management's Discussion and Analysis of Financial Condition" in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statement to reflect new or changing information or events after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Item 9.01.  Financial Statements and Exhibits

(d)          Exhibits

99.1 Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2018	The Bancorp, Inc.

By: /s/ Paul Frenkiel
Name: Paul Frenkiel
Title: Chief Financial Officer and Secretary